UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 26, 2006

S&C Holdco 3, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-100717 (Commission File Number)	81-0557245 (I.R.S. Employer Identification Number)

1770 Promontory Circle, Greeley, CO
(Address of principal executive offices)	80634 (Zip code)
Registrant’s telephone number, including area code: (970) 506-8000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 26, 2006, Swift & Company (the “Company”) announced the appointment of Raymond P. Silcock as its executive vice president and chief financial officer. Mr. Silcock, 56, served as executive vice president and chief financial officer of Toronto-based private label soft drink manufacturer Cott Corporation from 1998 to 2005 and prior to that was chief financial officer of Delimex, a San Diego-based frozen food maker, from 1997 to 1998. Previously at Campbell Soup Company from 1979 to 1997, he held various management positions, including most recently vice president-finance, Bakery and Confectionary Division.
     Mr. Silcock will begin his employment with the Company on November 6, 2006. Pursuant to an employment agreement (the “Employment Agreement”), Mr. Silcock will serve as the executive vice president and chief financial officer of each of the Company and Swift Foods Company, the Company’s indirect parent, for an initial term of three years. Mr. Silcock will receive an initial annual salary of $450,000 and an annual bonus of up to 70% of his annual salary as determined in accordance with the Employment Agreement. Upon commencement of his employment, Mr. Silcock will be granted options to purchase 1,250,000 shares of stock of Swift Foods Company at an exercise price of $1.01 per share and a 30-day right to purchase up to 250,000 additional shares at a price of $1.01 per share. The Employment Agreement also provides for severance payments to Mr. Silcock under certain circumstances.
     The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the press release issued by the Company regarding the above is attached hereto as Exhibit 99.1.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information described under Item 1.01 above is incorporated herein by this reference. William Trupkiewicz, acting chief financial officer since February 2006, will continue with the Company as senior vice president, corporate controller and chief accounting officer.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated November 6, 2006, among Swift Foods Company, Swift & Company and Raymond P. Silcock.

99.1	Press release, dated October 26, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&C HOLDCO 3, INC.
	By:	/s/ Donald F. Wiseman
	Name:	Donald F. Wiseman
Date: November 1, 2006	Title:	Senior Vice President, General Counsel and Secretary